Exhibit 10.4

November 14, 2023

STRICTLY CONFIDENTIAL

Shaun Bagai

RenovoRx, Inc.

4546 El Camino Real, Suite B1

Los Altos, CA 94022

PLACEMENT AGENT AGREEMENT

This Placement Agent Agreement (“Agreement”) is made by and between RenovoRx Inc., a Delaware corporation (the “Company”), and Paulson Investment Company, LLC, a Delaware limited liability company (the “Placement Agent”), as of the date first above written. The Company hereby engages the Placement Agent as its exclusive placement agent in arranging a private placement of Units, each Unit consisting of (i) one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”) and (ii) a warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares” and together with Units, the shares of Common Stock and the Warrants, the “Securities”), on terms consistent with the term sheet attached hereto as Exhibit A (the “Term Sheet”) or as otherwise mutually agreed (the “Offering”). The terms of the Offering will be more fully described in the definitive transaction documents pertaining to the Offering, to be prepared by the Company.

NOW, THEREFORE, the parties hereto, based on the foregoing and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

1. Services.

(a) The Placement Agent shall offer participation in the Offering to its clients and other persons who or that the Placement Agent or the Company or any of their respective officers, directors, employees or affiliates who the Placement Agent has taken affirmative steps to verify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) such that the Offering will qualify as a private placement exempt from registration under Rule 506(c) promulgated under the Securities Act.. Any such potential investor in the Offering, including entities controlled by or advised by the Placement Agent, its clients, and their respective affiliates, who or that is first introduced to the Company by the Placement Agent and participate in the Offering, shall be considered a qualified investor (collectively, the “Qualified Investors”) and all persons (natural or otherwise) who participate in the Offering shall be considered Qualified Investors for the purposes of Section 2 hereof. A list of Qualified Investors first introduced to the Company by Paulson for the purpose of participating in the Offering (each, a “Tail Investor”) must be provided to the Company after the Closing (defined hereafter). Each person on this list will be considered a Tail Investor. With respect to each entity who meets the definition of an Institutional Account per FINRA Rule 4512(c), Placement Agent will advise the Company prior to contacting the entity that it plans to solicit such entity in connection with an investment in the Company.

(b) The Company shall cooperate with the Placement Agent in connection with and shall make available to the Placement Agent such documents and other information as the Placement Agent shall reasonably request in order to satisfy its due diligence requirements. The Company shall make members of management and other employees available to the Placement Agent, during regular business hours and upon reasonable advance notice, as the Placement Agent shall reasonably request for purposes of satisfying the Placement Agent’s due diligence requirements and consummating the Offering. The Company shall also make its Chief Executive Officer (if any), President, Chief Financial Officer, and other key management members available to attend a reasonable number of virtual investor presentations, as determined by the Placement Agent, and shall commit such time and other resources as are reasonably necessary or appropriate to secure the reasonable and timely success of the Offering.

(c) The Company shall be responsible for the drafting of the Transaction Documents (as such term is defined in the Term Sheet), which shall include relevant subscription documents and related investment materials to be used in connection with the Offering. If the Company requests assistance in drafting such materials, the Placement Agent may assist in the drafting process, but the Company assumes ultimate responsibility for the accuracy of all information in the Transaction Documents. Prior to sending out the Transaction Documents to potential Qualified Investors, Placement Agent will provide the Company with a complete copy of the Transaction Documents for the Company’s review and approval. Additionally, the Placement Agent will ensure the Company receives advanced-written notice as to any proposed adjustments to the Transaction Documents, as may be required from time to time.

(d) The Placement Agent will deliver completed subscription agreements and accredited investor verification information to the Company prior to the Closing of the Offering. The Placement Agent acknowledges that the Company may determine, in its sole discretion, whether to accept an offer of subscription to the Offering by a Qualified Investor.

2. Compensation Payable to the Placement Agent.

(a) The Company shall, at the closing of the Offering (the “Closing”), as compensation for the services provided by the Placement Agent hereunder, pay the Placement Agent a cash commission equal to 12.0% of the gross proceeds received by the Company from Qualified Investors at the Closing (the “Cash Fee”)

(b) Notwithstanding the foregoing, with respect to any Qualified Investor that is a Company Investor (as such term is defined in the Term Sheet) , the Cash Fee and the PA Warrants (as defined below) shall be reduced to 3%.

(c) At the date of the Closing, the Placement Agent and its designees shall be issued warrants (the “PA Warrants”), substantially in the form of the Warrants, to purchase an amount of shares (the “PA Warrant Shares”) of the Company’s Common Stock equal to 12.0% of the total number of the shares of Common Stock included in the Units sold in the Offering. The exercise price of the PA Warrants will equal the price per Unit in the Offering. In addition to the terms provided in the Warrants, the PA Warrants also will include a cashless exercise provision. The Company will use its commercially reasonable efforts to register the PA Warrant Shares for resale along with the Registrable Securities (as such Term is defined in the Term Sheet) in the registration statement filed by the Company as provided in the Term Sheet.

3. Term.

(a) Unless earlier terminated as set forth herein, this Agreement will continue in full force and effect for a term expiring on the earlier of (i) the date of the Closing (the “Closing Date”) or (ii) January 15, 2024, unless extended by the Company in its sole discretion (the “Term”). Certain provisions of this Agreement survive the termination of this Agreement as expressly provided elsewhere herein.

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(b) Prior to the end of the Term, the Company may terminate this Agreement (i) immediately and without notice in the event of a material breach of this Agreement by the Placement Agent, and (ii) upon at least five (5) business days’ prior written notice to the Placement Agent for any reason. In the event the Company terminates the Agreement, the Company agrees, that, in the event of a Closing, the Placement Agent shall be entitled to a Cash Fee and PA Warrants, as provided in Section 2 above, with respect to all Qualified Investors that are Tail Investors and the non-accountable expense fee set forth in Section 9. Sections 3(c), 6 and 8 shall also survive the termination of this Agreement.

(c) If, within the 12-month immediately following the expiration of the Term (the “Tail Period”), the Company proposes a sale, enters into an agreement to sell, or consummates a sale of its securities (whether debt or equity) to a Tail Investor (each such action, a “Tail Event”) for which the Placement Agent would have been entitled to the compensation set forth in Section 2 of this Agreement had the closing of the Tail Event occurred during the Term, then at the closing of each such Tail Event, the Company shall pay the Placement Agent (i) the compensation as set forth in Section 2 hereof (including the PA Warrants), in the amounts equal to the compensation that the Placement Agent would have earned from such Tail Event had the Company consummated the Tail Event prior to the termination of this Agreement. For purposes of this Section 3(c), any person controlled by, under common control with, or affiliated with a Tail Investor will be considered a Tail Investor. During the Tail Period, the Company shall provide the Placement Agent with a schedule of purchasers for each sale of securities consummated within ten (10) business days of the closing of such sale. This Section 3(c) shall survive the termination of this Agreement.

4. Performance. In connection with the performance of its duties under this Agreement, the Placement Agent agrees as follows:

(a) The Placement Agent shall act in a manner consistent with the instructions of the Company and comply with all applicable laws, whether foreign or domestic, of each jurisdiction in which the Placement Agent proposes to carry on the business contemplated by this Agreement. The Placement Agent shall not take any action or omit to take any action that would cause the Company to violate any material law or to jeopardize the availability of any applicable exemption from registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Placement Agent is a member firm in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and has all authority and approvals needed to engage in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. The Placement Agent represents, warrants and agrees that it shall at all times provide its services under this Agreement in compliance with applicable law, including but not limited to, conducting the Offering in a manner intended to qualify it as exempt from the registration requirements of the Securities Act and any applicable state and foreign laws and regulations.

(b) The Placement Agent shall only provide the Transaction Documents to potential Qualified Investors and shall not make any additional statements that contain an untrue statement of a material fact or omit to state any fact necessary to make any statement made by the Placement Agent not misleading in light of the circumstances in which such statements are made.

(c) The Placement Agent shall not provide any other information about the Company to any person or firm that, to the knowledge of the Placement Agent, is a competitor of the Company or is an officer, director, employee, affiliate or investor in a competitor of the Company, or a party adverse to the Company.

(d) Neither the Placement Agent nor any of its representatives shall make any representation on behalf of the Company other than those contained in the Transaction Documents or any additional information expressly provided by the Company to the Placement Agent for dissemination to potential Qualified Investors. Neither the Placement Agent nor any of its representatives is authorized to act as the agent or representative of the Company in any capacity, except as expressly set forth herein.

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(e) The Placement Agent shall use its best efforts to cause its officers, directors, employees and affiliates to comply with all of the foregoing provisions of this Section 4.

5. Representations and Warranties of the Parties.

(a) Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Qualified Investors in the Subscription Agreement (or similar document) to be entered into between the Company and each Qualified Investor (the “ Subscription Agreement”), is hereby incorporated herein by reference (as though fully restated herein).

(i) The Company further represents and warrants that the execution and delivery of this Agreement, the observance and performance hereof and the payment of the Cash Fee and issuance of PA Warrants will not result in any breach of, or default under, any instrument by which the Company is bound, or violate any law or order directed to the Company of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Company or over its property. Furthermore, the Company represents and warrants that it is not a party to any agreement which would preclude it from paying the Cash Fee or PA Warrants with respect to the sale of Securities in the Offering to any Qualified Investor. The Company represents and warrants that notwithstanding Placement Agent’s acknowledgment that it has been informed and understands the terms of the Company’s engagement letter with Canaccord Genuity LLC, dated July 15, 2023, as supplemented by that side letter thereto, dated September 26, 2023, the Placement Agent is relying on the Company’s representation and warranty that this Agreement and the performance thereof will not result in a breach of the Canaccord engagement letter.

(b) The Placement Agent represents and warrants to the Company that:

(i) The Placement Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and it has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii) This Agreement has been duly authorized, executed and delivered by the Placement Agent and on its behalf and constitutes a valid and legally binding obligation enforceable against the Placement Agent in accordance with its terms.

(iii) The execution and delivery of this Agreement, the observance and performance hereof and the consummation of the transactions contemplated hereby and by the Transaction Document do not and will not result in any breach of, or default under, any instrument or agreement by which the Placement Agent is bound or violate any law or order directed to the Placement Agent of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Placement Agent or over its property.

(iv) The Placement Agent is duly registered as a broker-dealer with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act, and no proceeding has been initiated to revoke such registration; the Placement Agent is a member in good standing of FINRA; the Placement Agent is duly registered as a broker-dealer under the applicable statutes, if any, in each state in which the Placement Agent proposes to offer or sell the Securities where such registration is required; the Placement Agent shall be responsible for payment of compensation owed to any Sub-Agent, if any, which Sub-Agent, if any, must be a member in good standing of FINRA and registered in each state where Qualified Investors identified by such Sub-Agent reside.

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(v) The Placement Agent has, in all material respects, complied and will comply with all broker-dealer requirements applicable to this transaction; the Placement Agent is not in violation of any order of any court or regulatory authority applicable to it with respect to the sale of the Securities.

(vi) The Placement Agent has not taken, and will not take, any action, directly or indirectly, that may cause the Offering to fail to be entitled to exemption from applicable state securities or “blue sky” laws.

(vii) Neither the Placement Agent nor any of its representatives is authorized to make any representation on behalf of the Company other than those contained in the Transaction Documents or any additional information expressly provided by the Company to the Placement Agent for dissemination to potential Qualified Investors, nor is the Placement Agent or any of its representatives authorized to act as the agent or representative of the Company in any capacity, except as expressly set forth herein.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its managers, officers, directors, partners, employees, agents, legal counsel and any of its affiliates (each, a “Placement Agent’s Indemnified Party”) against any and all losses, claims, damages, liabilities and expenses (including all legal or other expenses reasonably incurred by a Placement Agent’s Indemnified Party) caused by or arising out of any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in the Subscription Agreement and/or other Transaction Documents or any other document furnished by the Company to the Placement Agent for delivery to or review by the Qualified Investors, or the omission or the alleged omission to state in such documents furnished to the Qualified Investors a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by the Company for use in the documents furnished to the Qualified Investors, including the Subscription Agreement and other Transaction Documents (except to the extent such misrepresentations, untrue statements or omissions are based on information provided to the Company by the Placement Agent or its affiliates); provided that the Placement Agent’s Indemnified Party gives the Company notice of the potential claim as promptly as reasonably practicable following the date the Placement Agent’s Indemnified Party is made aware of the claim. The Company agrees to reimburse the Placement Agent’s Indemnified Party for any documented and reasonable expenses (including reasonable and documented fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Placement Agent’s Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Placement Agent’s Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such Placement Agent’s Indemnified Party pursuant to the provisions of this Section 6(a). In the event the Company shall be obligated to indemnify a Placement Agent’s Indemnified Party in connection with any such proceeding, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Placement Agent’s Indemnified Party (which approval shall not be unreasonably withheld), upon the delivery to the Placement Agent’s Indemnified Party of written notice of the Company’s election to do so.

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(b) The Placement Agent agrees to indemnify and hold harmless the Company, its managers, officers, directors, partners, employees, agents, legal counsel and its affiliates (each, a “Company Indemnified Party”) against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by a Company Indemnified Party) caused by or arising out of any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by the Placement Agent or its affiliates to the Qualified Investors, or the Placement Agent’s omission or the alleged omission to state to the Qualified Investors a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information provided to the Placement Agent by the Company, including the Subscription Agreement and other Transaction Documents or any other document furnished by the Company to the Placement Agent for delivery to or review by the Qualified Investors), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Subscription Agreement and/or other Transaction Documents or other document furnished to the Placement Agent for delivery to or review by the Qualified Investors, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or its affiliates expressly for use therein, provided that the Company Indemnified Party gives the Placement Agent notice of the potential claim as promptly as reasonably practicable following the date the Company Indemnified Party is made aware or is deemed to have been made aware of the claim. The Placement Agent agrees to reimburse the Company Indemnified Party for any reasonable expenses (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Company Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Company Indemnified Party of any obligation hereunder and relating to a matter for which the Placement Agent must provide indemnity to or hold harmless such Company Indemnified Party pursuant to the provisions of this Section 6(b). The Placement Agent’s obligations under this Section 6(b) shall be limited to the net amount of Cash Fees paid or payable by the Company to the Placement Agent and the amount of any expense reimbursement paid or payable by the Company to the Placement Agent under Section 9 of this Agreement, other than in the case of fraud, intentional misrepresentation or willful breach by the Placement Agent. In the event the Placement Agent shall be obligated to indemnify a Company Indemnified Party in connection with any such proceeding, the Placement Agent shall be entitled to assume the defense of such proceeding, with counsel approved by the Company Indemnified Party (which approval shall not be unreasonably withheld), upon the delivery to the Company Indemnified Party of written notice of the Placement Agent’s election to do so.

(c) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 6 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Placement Agent is responsible for the proportion that the amount of commissions appearing in the Subscription Agreement and other Transaction Documents bears to the price appearing therein, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation or omission (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation or omission.

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(d) No indemnified party identified in Sections 6(a) and 6(b) will settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in Sections 6(a) and 6(b) without the prior written consent of the applicable indemnitor. No indemnitor identified in Sections 6(a) and 6(b) will settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in Sections 6(a) and 6(b) without the prior written consent of the applicable indemnified party. In no event will the consent in this Section 6(d) be unreasonably withheld.

(e) The respective indemnity agreements between the Placement Agent and the Company contained in this Section 6, and the representations and warranties of the parties set forth in Section 5 or elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or Placement Agent, as the case may be, or by or on behalf of any controlling person of the Placement Agent or the Company or any such manager, partner, officer or director or any controlling person of the Company or the Placement Agent, as the case may be, and shall survive the delivery of the Securities, and any successor of the Company and of the Placement Agent, or of any controlling person of the Company or the Placement Agent, as the case may be, shall be entitled to the benefit of the respective indemnity agreements. The representations and warranties in Section 5 of this Agreement (but not the indemnities contained in Section 6 hereof) shall terminate six months after the Closing.

7. Covenants

(a) The Company covenants with the Placement Agent as follows:

(i) The Company will notify the Placement Agent promptly, and confirm the notice in writing, of the initiation, subsequent to the effective date of this Agreement, by the SEC or any state securities commission of any proceeding against the Company or any members of the management team.

(ii) The Company will give the Placement Agent notice of its intention to amend or supplement the Transaction Documents.

(iii) The Company will promptly notify the Placement Agent in the event any of the representations or warranties made by the Company in Section 5(a) and in the Subscription Agreement are no longer true and accurate.

(iv) If any event shall occur as a result of which it is necessary, in the reasonable opinion of either or both of the Placement Agent and the Company, to amend or supplement the Subscription Agreement and the other Transaction Documents in order to make the Subscription Agreement and the other Transaction Documents not misleading in the light of the circumstances existing at the time they are delivered to a purchaser, the Company will forthwith amend or supplement the Subscription Agreement and other Transaction Documents by preparing and furnishing to the Placement Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Subscription Agreement and other Transaction Documents (in form and substance satisfactory to the Placement Agent), so that, as so amended or supplemented, the Subscription Agreement and other Transaction Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time they are delivered to a purchaser, not misleading.

(v) The Company will endeavor, in cooperation with the Placement Agent, to use an exemption from registering the Offering under the Securities Act and to qualify the offer and sale of the Securities under the applicable securities laws of such states and other jurisdictions of the United States as the Placement Agent and the Company agree to offer and sell the Securities, and will maintain such qualifications in effect for so long as may be required for the distribution of the Securities. This will include, but not be limited to preparing and filing Form D and notice filings with each state, as, if, and when appropriate.

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(vi) The Company will apply the net proceeds from the sale of the Securities sold by it hereunder substantially as contemplated by the Subscription Agreement and other Transaction Documents.

(vii) All communications by the Company with the Placement Agent shall be with the Placement Agent’s President, legal counsel and/or designated investment banker(s) with respect to the Offering. The Company shall not initiate communication directly with any of the Placement Agent’s brokers or the Qualified Investors (until such time as such Qualified Investors are stockholders of the Company) without the prior consent of the Placement Agent.

(viii) The Company will pay the Placement Agent the compensation to which it is entitled pursuant to Section 3(c) within 15 business days following a Tail Event.

(ix) The Company will issue the PA Warrants to the Placement Agent no later than 30 days after the Closing of the Offering, conditioned upon the Placement Agent’s delivery to the Company of a complete and final list of the designees’ names, addresses and number of PA Warrant Shares allocated by the Placement Agent.

(b) The Placement Agent covenants and agrees that:

(i) It will not give any information or make any representation in connection with the Offering that is not contained in the Subscription Agreement and other Transaction Documents.

(ii) In making any offer of Securities, the Placement Agent agrees that it will comply with the provisions of the Securities Act and the Exchange Act and the securities laws of each state, and that it and its authorized agents will offer to sell, or solicit offers to subscribe for or buy, the Securities only in those states and other jurisdictions in the United States in which such solicitations can be made in accordance with an applicable exemption from registration or qualification and in which the Placement Agent is qualified to so act. Nothing contained herein shall limit the Placement Agent from offering to sell the Securities outside the United States in compliance with applicable laws.

(iii) The Placement Agent will promptly notify the Company in the event any of the representations or warranties made by the Placement Agent in Section 5(b) are no longer true and accurate.

(iv) The Placement Agent shall maintain all broker-dealer registrations, referred to above in Section 5(b)(iv) throughout the period in which Securities are offered and sold.

(v) In the event that, on or before the Closing, the Placement Agent becomes aware of any false statement of a fact or representation in the Subscription Agreement and/or other Transaction Documents, the Placement Agent shall promptly inform the Company of such false statement of fact or representation.

(vi) The Placement Agent shall inform the Company of each date on which it first receives any subscription from prospective Qualified Investors in each particular state where the Securities are offered and shall not offer the Securities for sale in any state in which the offer or sale requires prior notice or clearance from any state securities commission, bureau or agency thereon, unless the Company has confirmed that such prior notice or clearance has been made or obtained.

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8. Confidentiality. Except in keeping with its obligations under this Agreement, the Placement Agent will maintain in confidence and will use only for the purpose of fulfilling its obligations hereunder and will not use for its own benefit any inventions, confidential know-how, trade secrets, financial information and other non-public information and data disclosed to it by the Company, and it will not divulge the same to any other persons until such time as the information becomes a matter of public knowledge. The Placement Agent will use its best efforts to prevent any unauthorized disclosure described above by others. This Section 8 will survive expiration or termination of this Agreement indefinitely.

9. Expenses. The Company shall pay the Placement Agent a non-accountable expense fee totaling $25,000 from the proceeds of the sale of the Securities in the Offering, which shall constitute the entirety of the Company’s liability for expenses incurred by the Placement Agent in connection with the Offering. The Company shall pay all its expenses and costs incident to the performance of its obligations under this Agreement, including but not limited to, its legal and accounting fees and shall be responsible for payment of all federal, state “blue sky”, FINRA and other filings pertaining to the Offering.

10. Independent Contractor; Duty Owed.

(a) The Placement Agent shall perform its services hereunder as an independent contractor, and nothing in this Agreement shall in any way be construed to constitute the Placement Agent the agent, employee or representative of the Company. Neither the Placement Agent nor any agent acting on behalf of the Placement Agent will enter into any agreement or incur any obligations on the Company’s behalf or commit the Company in any manner or make any representations, warranties or promises on the Company’s behalf or hold itself (or allow itself to be held) as having any authority whatsoever to bind the Company without the Company’s prior written consent, or attempt to do any of the foregoing.

(b) The Company acknowledges that the Placement Agent is being engaged hereunder solely to provide the services described above to the Company, and that it is not acting as a fiduciary of, and shall have no duties or liabilities to, the equity holders of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

11. Closing. The obligations of the Placement Agent, and the Closing of the sale of the Securities in the Offering, are subject to (a) the Placement Agent’s timely and satisfactory completion of its due diligence examination of the Company; (b) the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Subscription Agreement and other Transaction Documents; (c) the performance by the Company of its obligations hereunder; and (d) to each of the additional terms and conditions to Closing in the Subscription Agreement to be entered into between the Company and each Qualified Investor. The Company and Placement Agent agree that, if there is a Closing, there will be as a single Closing on or around the Pricing Date (as such term is defined in the Term Sheet).

12. General.

(a) Applicable Law and Jurisdiction. Any disputes arising under or relating to this Agreement shall be submitted to binding arbitration in the State of New York under the auspices of FINRA Dispute Resolution. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and the Placement Agent shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

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(b) Covenant against Assignment. This Agreement is personal to the parties hereto, and accordingly, except for the right to enforce the obligations under Sections 2, 3, 6 and 7 hereunder (which right shall inure to the benefit of the successors and assigns of the aggrieved party), neither this Agreement nor any right hereunder or interest herein may be assigned or transferred or charged by either party without the express written consent of the other.

(c) Entire Agreement; Amendment. This Agreement and the attached exhibits constitute the entire contract between the parties with respect to the subject matter hereof and supersede any prior agreements between the parties. This Agreement may not be amended, nor may any obligation hereunder be waived, except by an agreement in writing executed by, in the case of an amendment, each of the parties hereto, and, in the case of a waiver, by the party waiving performance.

(d) No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted the parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(e) Survival. Notwithstanding anything herein to the contrary, the covenants in Section 7(a) and the obligation to pay the compensation and expenses described in Sections 2, 3(c), 6, 8 and 9 will survive any termination or expiration of this Agreement. Except as otherwise specifically providing in this Agreement, the termination of this Agreement shall not affect the Company’s obligation to pay fees herein or to reimburse the expenses accruing prior to such termination to the extent provided for herein. All such fees and reimbursements due shall be paid to the Placement Agent on or before the date of the termination of this Agreement or upon the Closing of the Offering as provided herein.

(f) Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable to the greatest extent permitted by law.

(g) Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Placement Agent pursuant to the terms of this Agreement must be in writing and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email or facsimile (with receipt of appropriate confirmation) to the email address or number provided to the other party or such other address or number as a party may request by notifying the other in writing, (iv) one business day after being deposited with an overnight courier service or (v) four business days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the party at the address previously provided to the other party or such other address as a party may request by notifying the other in writing. The address for any notice is as follows: (1) if to the Company, to the address set forth above, Attention: Shaun Bagai; and (2) if to the Placement Agent, to Paulson Investment Company, LLC, 40 Wall St. 39th Fl. New York, NY 10005 Attention: Marta Wypych.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies or .pdf copies of signed signature pages will be deemed binding originals.

[signature page follows]

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The parties have executed this Placement Agent Agreement as of the date first written above.

RenovoRX, Inc.

By:	/s/ Shaun Bagai
Name:	Shaun Bagai
Title:	Chief Executive Officer

PAULSON INVESTMENT COMPANY, LLC

By:	/s/ Marta Wypych
Name:	Marta Wypych
Title	Head of Investment Banking

Signature Page to Placement Agent Agreement

Exhibit A

Term Sheet

(See attached.)